UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF l934
GREEN DOT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	95-4766827

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

605 East Huntington Drive, Suite 205
Monrovia, CA	91016

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A Common Stock, par value $0.001 per share	New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following  box.   ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐
     Securities Act registration statement file number to which this form relates: 333-165081.
     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
               A description of the class A common stock, par value $0.001 per share (the “Class A Common Stock”), of Green Dot Corporation (the “Registrant”) is set forth under the caption “Description of Capital Stock” in the prospectus constituting part of the Registrant’s registration statement on Form S-1 (Registration No. 333-165081) initially filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2010, as thereafter amended (the “Registration Statement”), which description is incorporated herein by reference. The description of the Class A Common Stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
               Pursuant to the Instructions as to Exhibits for this regisration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 13, 2010	GREEN DOT CORPORAITON
	By:	/s/ Steven W. Streit
Steven W. Streit
President and Chief Executive Officer